Exhibit 99.1

Mohegan Sun at Pocono Downs

Slot Machine Statistical Report

	Slot Handle (1)	Gross Slot Win (2)	Gross Slot Hold Percentage (3)	Pennsylvania Gaming Taxes (4)	Weighted Average Number of Slot Machines (5)
October-08	$194,387,531	$16,398,739	8.44%	$9,020,020	2479
November-08	200,803,614	17,263,883	8.60%	9,494,827	2479
December-08	187,359,622	15,688,799	8.37%	8,625,353	2479
January-09	197,269,538	16,553,308	8.39%	9,099,657	2479
February-09	208,833,185	17,830,986	8.54%	9,807,410	2476
March-09	231,602,143	18,876,705	8.15%	10,380,945	2456

Fiscal Year 2009	$1,220,255,633	$102,612,420	8.41%	$56,428,212

October-07	$168,244,090	$15,329,487	9.11%	$8,429,645	1203
November-07	143,319,682	12,579,264	8.78%	6,929,521	1203
December-07	148,227,257	11,991,606	8.09%	6,598,426	1203
January-08	149,630,729	12,971,765	8.67%	7,131,465	1203
February-08	142,822,995	12,436,172	8.71%	6,854,456	1203
March-08	160,678,160	13,885,074	8.64%	7,640,911	1203
April-08	156,664,161	13,274,351	8.47%	7,307,509	1203
May-08	170,582,992	14,771,399	8.66%	8,127,026	1203
June-08	149,300,356	13,219,173	8.85%	7,275,885	1201
July-08	206,386,836	18,720,583	9.07%	10,293,997	1915
August-08	222,023,058	20,288,928	9.14%	11,157,002	2479
September-08	190,797,194	16,705,222	8.76%	9,119,151	2479

Fiscal Year 2008	$2,008,677,510	$176,173,024	8.77%	$96,864,994

(1)	“Slot Handle” is defined as the total amount of credits placed into slot machines by patrons to play slot machines, which approximates amounts reported on the Pennsylvania Gaming Control Board website as “Wagers.”
(2)	“Gross Slot Win,” sometimes referred to as gross slot revenues, is defined as all amounts played in slot machines reduced by the winnings paid out, which approximates amounts reported on the Pennsylvania Gaming Control Board website as “Gross Terminal Revenue,” or “Wagers” less “Payouts” and miscellaneous revenue adjustments.
(3)	“Gross Slot Hold Percentage” is defined as the percentage of Slot Handle that is held by the slot machines played by patrons. Gross Slot Hold Percentage is derived by dividing Gross Slot Win by Slot Handle.
(4)	“Pennsylvania Gaming Taxes” is defined as the portion of gross slot revenues that must be paid to the Commonwealth of Pennsylvania on a daily basis. This portion approximates 55% of Gross Slot Win.
(5)	“Weighted Average Number of Slot Machines” is defined as the weighted average number of slot machines on the casino gaming floor during the monthly period.